EXHIBIT 99

INDEX OF EXHIBITS
INCLUDED HERIN, FORM 10-Q
AUGUST 30, 1996
                                                     SEQUENTIAL
EXHIBIT                                                 PAGE
NUMBER              DESCRIPTION                        NUMBER
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10(h) 1992 Stock option plan			                     	  11-17

 10(i) Note Agreement between the Company and Suntrust
	of Georgia dated August 30, 1996 covering the
	Company's long term note due December 31, 1997	       18-20

11    Statement re computation of per share earnings      21


27    Financial Data Schedule                             22